Exhibit 99.1

VERUS INTERNATIONAL EXPANDS PRODUCT LINE — ACQUIRES ELIOT’S NUT BUTTERS

Gaithersburg, MD – September 3, 2020 – Verus International, Inc. (“Verus” or the “Company”) (OTCQB: VRUS) is pleased to announce that it has acquired Eliot’s Nut Butters (“Eliot’s”), an award-winning small batch, flavored nut butter company based in Portland, Oregon. Eliot’s currently offers six products, consisting of four peanut butters; Spicy Thai, Honey Chipotle, Classic Salted, and Espresso Nib, an Oregon Hazelnut Chocolate Spread, and an Everything Bagel Nut Butter.

Founded in 2013, Eliot’s has a national footprint in most U.S. states and is primarily sold in Whole Foods, Kroger, natural and specialty grocery, and online via Amazon and Eliot’s company website. Eliot’s is currently on track to generate approximately $400,000 in revenue during calendar year 2020 and has a three-year growth rate of approximately 60% fueled by significant growth from online and Whole Foods revenue. Verus is acquiring Eliot’s at an early stage where the company is seeking to expand its distribution footprint and introduce new products to reach additional retail venues.

“This is a small, strategic acquisition where we are gaining an established product line, new customers, and expertise in online sales,” explained Verus CEO Anshu Bhatnagar. “Eliot’s is an outstanding, highly rated brand that can benefit from our growing distribution network, so we see the potential for some organic sales acceleration simply through wider distribution. We expect to tap into Eliot’s expertise in online sales, but we are also very excited about new products in development that we expect to open a greater number of retail doors. This acquisition provides us an entry point into some specialty and healthier food categories where we would like to expand in the future. Our goal is to have a collection of high growth food lines that will create natural cross-selling opportunities as our retailer footprint expands. We are looking forward to working with our new Portland-based team to make the Eliot’s brand a household name in the U.S. and other countries.”

Information concerning this acquisition will be included in a Form 8-K filed with the U.S. Securities and Exchange Commission in conjunction with this release. Additional details on Eliot’s are available at the company website, https://eliotsnutbutters.com/.

About Verus International

Verus is a global, emerging multi-line consumer packaged goods (CPG) company developing branded product lines in the U.S. and on a global basis. The Company trades on the OTC market (OTCQB: VRUS). Investors can find real-time quotes and market information for the Company on www.otcmarkets.com. Additional information is also available at the Company’s website, www.verusfoods.com, and via the official Twitter feed @Verus_Foods, the Big League Foods subsidiary Twitter feed @BigLeagueFoods and the Pachyderm Labs subsidiary Twitter feed @PachydermLabs.

Safe Harbor Statement

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results could differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Contacts

Investor Contact:

MKR Group Inc.

Todd Kehrli or Mark Forney

vrus@mkr-group.com